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Exhibit 10.4

SECOND AMENDMENT
TO
TYCO INTERNATIONAL (US) INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

A.    The Tyco International (US) Inc. Supplemental Executive Retirement Plan, as amended and restated as of April 1, 1999, and as amended by the First Amendment thereto, is hereby further amended by deleting Sections 5(a) and (b) thereof and inserting therefor the following:

        "5. Vesting.

        (a)   A Participant shall become fully vested in the full value of the amount credited to his or her Account upon attainment of age 55, death, Disability, completion of at least five Years of Service (three Years of Service for any Participant with an Hour of Service on or after January 1, 2002) or a Change in Control.

        (b)   A Participant whose employment with the Company or any Affiliated Entity terminates prior to attainment of age 55 (for any reason other than death or Disability) with fewer than the number of Years of Service required to be vested pursuant to (a) above will forfeit all amounts in his or her Account upon his or her termination of employment."

B.    The effective date of this amendment is January 1, 2002.

C.    Except as amended herein, the Plan is hereby confirmed in all other respects.

        IN WITNESS THEREFORE, this document has been signed on behalf of the Retirement Committee by its duly authorized representative this 14th day of February, 2002.

TYCO INTERNATIONAL (US) INC. RETIREMENT COMMITTEE
By:	/s/ ROBERT A. BENT
Robert A. Bent Clerk, Retirement Committee

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SECOND AMENDMENT TO TYCO INTERNATIONAL (US) INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN